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                                                               Exhibit 10.14.1



              AMENDMENT TO AGREEMENT FOR THE PROVISION OF SERVICES
                                     BETWEEN
                AMERICAN PSYCH SYSTEMS, INC. AND PRIORITY HEALTH


      THIS AMENDMENT, entered into this 1st day of December, 1998, is by and between Priority Health, a Michigan nonprofit corporation and licensed health maintenance organization ("Priority Health") and American Psych Systems, Inc., a Maryland corporation ("APS").

      WHEREAS, Priority Health and APS entered into an Agreement for the Provision of Services (the "Agreement"), whereby APS agreed to provide certain management and training services relating to the provision and administration of mental health and chemical dependency services for Priority Health members in accordance with the terms of contracts between employers or individuals and Priority Health or any plan administered by Priority Health Managed Benefits, Inc. ("Managed Benefits"); and

      WHEREAS, pursuant to Section 11.1 of the Agreement, the Agreement may be amended or modified by the mutual, written agreement of the parties; and

      WHEREAS, the parties desire to amend the terms of the Agreement.

      NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is mutually covenanted and agreed by and between the parties as follows:

1.    Section 5.1(e) is deleted in its entirety and replaced with the following:

      (e) APS shall look only to Priority Health for compensation for services rendered to a Member when such services are covered by Priority Health's Subscriber Group Contracts. APS agrees not to bill, charge, collect a deposit from, seek compensation from, seek remuneration from, surcharge or have any recourse against Member or person acting on behalf of Member (other than Priority Health), except to the extent that Copayments are specified in the Subscriber Group Contracts or as permitted under the Coordination of Benefits Section of the Certificate of Coverage. APS agrees not to maintain any action at law or in equity against a Member to collect sums that are owed by Priority Health to APS under the terms of this Agreement, even in the event Priority Health fails to pay, becomes insolvent or otherwise breaches the terms and conditions of this Agreement. This Section shall survive termination of this Agreement, regardless of the cause of termination and shall be construed to be for the benefit of Member. This Section is not intended to apply to services provided after this Agreement has been terminated, except as otherwise provided in this Agreement, or to Non-Covered Services. APS further agrees that this provision supersedes any oral or written agreement, hereinafter entered into between APS and Member or persons

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            acting on Member's behalf, insofar as such agreement relates to payment for services provided under the terms and conditions of this Agreement.

2.    Section 8.3 is revised by adding the following at the end of the Section:

      Notwithstanding the foregoing, APS agrees that Priority Health, together with duly authorized third parties, will have the right to inspect, review, and make copies of records directly related to the Covered Services rendered to Members, upon reasonable notice, during regular business hours. APS also agrees that authorized regulatory agencies may inspect, review, and make copies of records to the extent permitted by law.

3.    All other terms and conditions remain in full force and effect.


AMERICAN PSYCH SYSTEMS, INC.              PRIORITY HEALTH


By: /s/ Richard Beland                    By: /s/ Steven Heacock
    -------------------------------           --------------------------------

Richard Beland                            Steven Heacock
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Print Name                                Print Name

           12/1/99                                    12/9/99
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Date                                      Date